Exhibit 99.1

Calithera Biosciences Appoints H. Ward Wolff to Board of Directors

SOUTH SAN FRANCISCO, Calif., Dec. 2, 2014 — Calithera Biosciences, Inc. (Nasdaq: CALA), a clinical-stage pharmaceutical company focused on discovering and developing novel small molecule drugs directed against tumor metabolism and tumor immunology targets for the treatment of cancer, announced today the appointment of H. Ward Wolff to the company’s Board of Directors, where he will chair the company’s Audit Committee. Mr. Wolff is currently Executive Vice President and Chief Financial Officer of Sangamo BioSciences, Inc.

“The addition of such an accomplished finance executive will add another key life science expert to our board,” said Susan Molineaux, PhD, President and Chief Executive Officer. “With the IPO behind us, we expect to benefit from Ward’s broad base of experience, across multiple financial transactions as well as across different stages of a company’s evolution. In addition, as we advance our tumor metabolism and tumor immunology therapeutics through clinical development, we believe he will make important contributions that will help us mature our internal organization with an eye toward potential product commercialization.”

Prior to Sangamo, Mr. Wolff was with Nuvelo, Inc., where he served as Senior Vice President, Finance and Chief Financial Officer until its restructuring in August 2007. Prior to that, he was Chief Financial Officer and Senior Vice President, Finance, of Abgenix, Inc. until April 2006 when Abgenix merged with Amgen Inc. Prior to joining Abgenix, Mr. Wolff held financial management positions in both public and private emerging growth companies, including serving as Senior Vice President and CFO of DoubleTwist, Inc., a life sciences company integrating genomic information and bioinformatics analysis tools. He began his career with Price Waterhouse, where he held a number of positions as a certified public accountant, including Senior Audit Manager. Mr. Wolff is a member of the board of directors of Portola Pharmaceuticals, Inc. From June 2006 until his appointment to Sangamo’s management team he was a member of Sangamo’s Board of Directors, serving as Chairman of the Audit Committee. He received a B.A. degree in Economics from the University of California at Berkeley and an M.B.A. degree from Harvard Business School.

About Calithera

Calithera Biosciences, Inc. is a clinical-stage pharmaceutical company focused on discovering and developing novel small molecule drugs directed against tumor metabolism and tumor immunology targets for the treatment of cancer. Calithera’s lead product candidate, CB-839, is currently being evaluated in three Phase 1 clinical trials in solid and hematological cancers. Calithera is headquartered in South San Francisco. For more information about Calithera, please visit www.calithera.com.

Forward Looking Statements

This news release contains forward-looking statements by Calithera that involve risks and uncertainties. These statements include those related to the advancement of Calithera’s tumor metabolism and tumor immunology therapeutics through clinical development and the commercialization of Calithera’s product candidates. Actual results may differ from Calithera’s expectations and important factors that could cause actual results to differ materially. Calithera’s product candidates may not progress through clinical development or receive required regulatory approvals within expected timelines or at all. In addition, clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release. Such product candidates may not be beneficial to patients or successfully commercialized. The failure to meet expectations with respect to any of the foregoing matters may have a negative effect on Calithera’s stock price. Additional information concerning these and other risk factors affecting Calithera’s business can be found in Calithera’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 and other periodic filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Calithera disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Contact:

Jennifer McNealey

ir@Calithera.com

650-870-1071